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                                                                    EXHIBIT 5.2


               [Letterhead of Morris, Nichols, Arsht & Tunnell]





                              January 24, 1997



JPM Capital Trust II
JPM Capital Trust III
JPM Capital Trust IV
c/o J.P. Morgan & Co. Incorporated
60 Wall Street
New York, New York  10260

          Re:  The JPM Capital Trusts (as defined below)

Ladies and Gentlemen:

         We have acted as special Delaware counsel to JPM Capital Trust II, JPM Capital Trust III and JPM Capital Trust IV, each a Delaware statutory business trust (collectively referred to herein as the "JPM Capital Trusts" and each individually as a "JPM Capital Trust"), in connectionwith certain matters relating to the creation of the JPM Capital Trusts and the proposed issuance of Preferred Securities therein to beneficial owners pursuant to a Registration Statement (and the Prospectus forming a part thereof) on Form S-3 filed with the Securities and Exchange Commission on January 24, 1997 (the "Registration Statement"). Capitalized terms used herein and not otherwise herein defined are used as defined in the form of Amended and Restated Declaration of Trust attached as an exhibit to the Registration Statement.

         In rendering this opinion, we have examined copies of the following documents in the forms provided to us; the Certificate of Trust of each JPM Capital Trust, each as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on October 29, 1996 (each a "Certificate"); the Declaration of Trust of each JPM Capital Trust, each dated as of October 29, 1996 (each an "Original Governing Instrument"); the form of Indenture to be entered into between J.P. Morgan & Co. Incorporated and First Trust of New York, National Association, as Trustee, and the form of Supplemental Indenture to be entered into in connection therewith; the form of Preferred Guarantee to be made


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JPM Capital Trust II
JPM Capital Trust III
JPM Capital Trust IV
January 24, 1997
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by J.P. Morgan & Co. Incorporated with respect to each JPM Capital Trust; and
the Registration Statement; and a certification of good standing of each of the JPM Capital Trusts obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the JPM Capital Trusts) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents with respect to each JPM Capital Trust; (iii) that J.P. Morgan & Co. Incorporated, First Trust of New York, National Association, and the appropriate Regular Trustees will duly authorize, execute and deliver an amended and restated declaration of trust for each JPM Capital Trust in the form of the Amended and Restated Declaration of Trust attached as an exhibit to the Registration Statement (each a "Governing Instrument") and all other documents contemplated thereby or by the Registration Statement to be executed in connection with the creation or each JPM Capital Trust and the issuance by each such JPM Capital Trust of Preferred Securities, in each case prior to the first issuance of Preferred Securities; (iv) that the Preferred Securities of each JPM Capital Trust will be offered and sold pursuant to the Registration Statement and a prospectus supplement that will be consistent with, and accurately describe, the terms of the applicable Governing Instrument and the Preferred Guarantee relating to each such JPM Capital Trust and all other relevant documents; (v) that no event has or will occur subsequent to the filing of any Certificate that would cause a dissolution or liquidation of any JPM Capital Trust under the applicable Original Governing Instrument or the applicable Governing Instrument; (vi) that the activities of each JPM Capital Trust have been and will be conducted in accordance with its Original Governing Instrument or Governing Instrument, as applicable, and the Delaware Business Trust Act, 12 Del. C. Sections 3801 et seq. (the "Delaware Act"); (vii) that each Holder of Preferred Securities of each JPM Capital Trust will make payment of the required consideration therefor and receive a Preferred Securities Certificate in consideration thereof in accordance with the terms and conditions of the Registration Statement and the Prospectus forming a part thereof, the applicable Governing Instrument and the applicable prospectus supplement, and that the Preferred Securities of each JPM Capital Trust are otherwise issued and sold to the

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JPM Capital Trust II
JPM Capital Trust III
JPM Capital Trust IV
January 24, 1997
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Preferred Securities Holders of such JPM Capital Trust in accordance with the terms, conditions, requirements and procedures set forth in the Registration Statement and the Prospectus forming a part thereof, the applicable Governing Instrument and the applicable prospectus supplement; and (viii) that the documents examined by us, or contemplated hereby, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been, and, prior to the issuance of Preferred Securities by each JPM Capital Trust, will not be, modified, supplemented or otherwise amended, except as herein referenced. No opinion is expressed with respect to the requirements or, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion with respect to the Registration Statement or any other offering materials relating to the Preferred Securities offered by any JPM Capital Trust and we assume no responsibility for their contents. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

        Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

        1. Each JPM Capital Trust is a duly created and validly existing business trust in good standing under the laws of the State of Delaware.

        2. Upon issuance, the Preferred Securities of each JPM Capital Trust will constitute validly issued and, subject to the terms of the applicable Governing Instrument, fully paid and non-assessable beneficial interest in the assets of such JPM Capital Trust. We note that pursuant to Section 11.04 of the Governing Instrument, each JPM Capital Trust may withhold amounts otherwise distributable to a Holder of Securities in such JPM Capital Trust and pay over such amounts to the applicable jurisdictions in accordance with federal, state and local law and any amounts withheld will be deemed to have been distributed to such Holder and that, pursuant to the Governing Instrument, the Preferred Security Holders of each JPM Capital Trust may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Opinions" in the Prospectus forming a part thereof. In giving this consent, we do not thereby admit that we

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JPM Capital Trust II
JPM Capital Trust III
JPM Capital Trust IV
January 24, 1997
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come within the category of persons whose consent is required under Section 7 of the Securities Act or 1993, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and our review of the above-referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressees hereof in connection with the matters contemplated hereby and may not be relied upon by any other person or entity or for any other purpose without our prior written consent.


                                Very truly yours,

                                MORRIS, NICHOLS, ARSHT & TUNNELL

                                /s/ MORRIS, NICHOLS, ARSHT & TUNNELL
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